As filed with the Securities and Exchange Commission on September 22, 2011

Registration No. 333-168905

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STRATEGIC STORAGE TRUST, INC.

(Exact Name of Registrant as Specified in Its Governing Instruments)

111 Corporate Drive, Suite 120

Ladera Ranch, California 92694

(877) 327-3485

(Address, Including Zip Code and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Paula Mathews

Executive Vice President

Strategic Storage Trust, Inc.

111 Corporate Drive, Suite 120

Ladera Ranch, California 92694

(877) 327-3485

(Name, Address, Including Zip Code and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Michael K. Rafter, Esq.

Howard S. Hirsch, Esq.

Baker, Donelson, Bearman, Caldwell and Berkowitz, PC

3414 Peachtree Road

Suite 1600

Atlanta, Georgia 30326

(404) 577-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(5)
Common Stock, $0.001 par value	100,000,000	$10.00	$1,000,000,000	$54,415(2)
Common Stock, $0.001 par value(3)	10,000,000	$ 9.50	$ 95,000,000	$ 5,024(4)

(1)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457.

(2)	As discussed below, pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes $550 million of unsold securities that have been previously registered, with respect to which the Registrant paid filing fees of $16,885. The filing fees previously paid with respect to shares being carried forward to this registration statement reduce the amount of fees currently due from $71,300 to $54,415.

(3)	Represents shares issuable pursuant to the Registrant’s distribution reinvestment plan.

(4)	As discussed below, pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes $57 million of unsold securities that have been previously registered, with respect which the Registrant paid filing fees of $1,750. The filing fees previously paid with respect to shares being carried forward to this registration statement reduce the amount of fees currently due from $6,774 to $5,024.

(5)	Registration fee previously paid.

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the securities registered pursuant to this Registration Statement include unsold securities previously registered for sale pursuant to the Registrant’s registration statement on Form S-11 (File No. 333-146959) initially filed by the Registrant on October 26, 2007 (the “Prior Registration Statement”). The Prior Registration Statement registered securities with a maximum offering price of $1 billion for sale pursuant to the Registrant’s primary offering, and securities with a maximum offering price of $95 million for sale pursuant to the Registrant’s distribution reinvestment plan. Of these amounts, approximately $550 million of primary offering securities remain unsold and $57 million of distribution reinvestment plan securities remain unsold. These unsold amounts are being carried forward to this Registration Statement and the filing fees paid with respect to the initial registration of the unsold securities is being used to offset filing fees that would otherwise be due in connection with the filing of this Registration Statement. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The purpose of this Amendment No. 4 is to incorporate financial statements and unaudited pro forma financial information for the B&B Portfolio in Item 36(a) and file Exhibit 23.3 as set forth below in Item 36(b) of Part II.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be paid by us, other than the dealer manager fee and sales commissions, while issuing and distributing the common stock being registered. All amounts are estimates except the registration fee and the FINRA filing fee.

SEC Registration Fee	$59,439	(1)
FINRA Filing Fee	75,500
Printing Expenses	$3,200,000
Legal Fees and Expenses	$1,400,000
Accounting Fees and Expenses	$125,000
Blue Sky Fees and Expenses	$235,000
Educational Seminars and Conferences	$1,500,000
Due Diligence Expenses	$220,000
Advertising and Sales Literature	$3,900,000
Miscellaneous	$6,785,061

Total Expenses	$17,500,000

(1)	An additional $18,635 of filing fees paid in connection with a prior registration statement are carried forward in accordance with Rule 415(a)(6).

Item 32.	Sales to Special Parties

Not Applicable

Item 33.	Recent Sales of Unregistered Securities

On January 27, 2009, in consideration for their service on our board of directors, we issued 2,500 shares of restricted stock to each of our independent directors, which vest ratably over a period of four years from the date such director was appointed to our board of directors, under our Employee and Director Long-Term Incentive Plan. On June 17, 2009, June 16, 2010, and June 16, 2011 we issued an additional 1,250 shares of restricted stock to each of our independent directors on each date, which also vest ratably over a period of four years. These shares exempt from the registration requirements pursuant to Section 4(2) of the Act.

On September 24, 2009, we issued approximately 6.2 million shares of our common stock in two separate merger transactions. The shares were issued pursuant to the exemptions from registration set forth in Section 4(2) of the Act, and Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors were accredited investors with a pre-existing substantive relationship with our sponsor, the investors had access to information about us and their investment, the investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Item 34.	Indemnification of the Directors and Officers

The Maryland General Corporation Law, as amended (the “MGCL”), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Act is against public policy and is unenforceable pursuant to Section 14 of the Act.

Subject to the significant conditions below, our charter provides that we shall indemnify and hold harmless a director, officer, employee, agent, advisor or affiliate against any and all losses or liabilities reasonably incurred by such director, officer, employee, agent, advisor or affiliate in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity.

However, under our charter, we shall not indemnify our directors, officers, employees, agents, advisor or any affiliate for any liability or loss suffered by the directors, officers, employees, agents, advisors or affiliates, nor shall we provide that the directors, officers, employees, agents, advisors or affiliates be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the directors, officers, employees, agents, advisor or affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the directors, officers, employees, agents, advisor or affiliates were acting on our behalf or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct by the directors, excluding the independent directors, officers, employees, agents, advisor or affiliates; or (B) gross negligence or willful misconduct by the independent directors; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from stockholders. Notwithstanding the foregoing, the directors, officers, employees, agents, advisor or affiliates and any persons acting as a broker-dealer shall not be indemnified by us for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Our charter provides that the advancement of funds to our directors, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the directors, officers, employees, agents, advisor or affiliates undertake to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such directors, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

We also maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, subject to our limitations on indemnification.

Item 35.	Treatment of Proceeds from Stock Being Registered

Not Applicable

Item 36.	Financial Statements and Exhibits

(a) Financial Statements: The following financial statements and unaudited pro forma financial information are incorporated into this registration statement by reference:

Consolidated Financial Statements and Financial Statement Schedules:

Audited Financial Statements

(1)	Report of Independent Registered Public Accounting Firm

(2)	Consolidated Balance Sheets as of December 31, 2010 and 2009

(3)	Consolidated Statements of Operations for the Years Ended December 31, 2010, 2009 and 2008

(4)	Consolidated Statements of Stockholders’ Equity and Comprehensive Loss for the Years Ended December 31, 2010, 2009 and 2008

(5)	Consolidated Statements of Cash Flows for the Years Ended December 31, 2010, 2009 and 2008

(6)	Notes to Consolidated Financial Statements

(7)	Schedule III- Real Estate Assets and Accumulated Depreciation

Unaudited Financial Statements

(1)	Consolidated Balance Sheets as of June 30, 2011 and December 31, 2010

(2)	Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2011 and 2010

(3)	Consolidated Statements of Stockholders’ Equity and Comprehensive Loss for the Six Months Ended June 30, 2011

(4)	Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2011 and 2010

(5)	Notes to Consolidated Financial Statements

Financial Statements and Pro Forma Financial Information:

Audited Financial Statements for the Babcock Portfolio

(1)	Report of Independent Registered Public Accounting Firm

(2)	Combined Statements of Revenue and Certain Operating Expenses for the Year Ended December 31, 2009

(3)	Notes to Combined Statements of Revenue and Certain Operating Expenses for the Year Ended December 31, 2009

Unaudited Pro Forma Financial Information for the Babcock Portfolio

(1)	Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2009

(2)	Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2009

(3)	Notes to Unaudited Pro Forma Consolidated Financial Statements as of and for the Year Ended December 31, 2009

Audited Financial Statements for Oakland Park Property

(1)	Report of Independent Registered Public Accounting Firm

(2)	Statement of Revenue and Certain Operating Expenses for the Year Ended December 31, 2009 and the Three Months Ended March 31, 2010 (unaudited)

(3)	Notes to Statement of Revenue and Certain Operating Expenses for the Year Ended December 31, 2009 and the Three Months Ended March 31, 2010 (unaudited)

Unaudited Pro Forma Financial Information for Oakland Park Property

(1)	Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2010

(2)	Unaudited Pro Forma Consolidated Statements of Operations for the Year Ended December 31, 2009 and the Three Months Ended March 31, 2010

(3)	Notes to Unaudited Pro Forma Consolidated Financial Statements as of and for the Year Ended December 31, 2009 and the Three Months Ended March 31, 2010

Audited Financial Statements for the Riverdale Property

(1)	Report of Independent Registered Public Accounting Firm

(2)	Statement of Revenue and Certain Operating Expenses for the Year Ended December 31, 2009 and the Period Ended May 13, 2010 (unaudited)

(3)	Notes to Statement of Revenue and Certain Operating Expenses for the Year Ended December 31, 2009 and the Period Ended May 13, 2010 (unaudited)

Unaudited Pro Forma Financial Information for the Riverdale Property

(1)	Unaudited Pro Forma Consolidated Statements of Operations for the Year Ended December 31, 2009 and Nine Months Ended September 30, 2010

(2)	Notes to Unaudited Pro Forma Consolidated Financial Statements for the Year Ended December 31, 2009 and Nine Months Ended September 30, 2010

Audited Financial Statements for the Davie Property

(1)	Report of Independent Registered Public Accounting Firm

(2)	Statement of Revenue and Certain Operating Expenses for the Year Ended December 31, 2009 and the Period Ended July 13, 2010 (unaudited)

(3)	Notes to Statement of Revenue and Certain Operating Expenses for the Year Ended December 31, 2009 and the Period Ended July 13, 2010 (unaudited)

Unaudited Pro Forma Financial Information for the Davie Property

(1)	Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2010

(2)	Unaudited Pro Forma Consolidated Statements of Operations for the Year Ended December 31, 2009 and Nine Months Ended September 30, 2010

(3)	Notes to Unaudited Pro Forma Consolidated Financial Statements for the Year Ended December 31, 2009 and Nine Months Ended September 30, 2010

Audited Financial Statements for Toronto Property

(1)	Report of Independent Registered Public Accounting Firm

(2)	Statement of Revenue and Certain Operating Expenses for the Year Ended December 31, 2009 and Nine Months Ended September 30, 2010 (unaudited)

(3)	Notes to Statement of Revenue and Certain Operating Expenses for the Year Ended December 31, 2009 and Nine Months Ended September 30, 2010 (unaudited)

Unaudited Pro Forma Financial Information for Toronto Property

(1)	Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2010

(2)	Unaudited Pro Forma Consolidated Statements of Operations for the Year Ended December 31, 2009 and Nine Months Ended September 30, 2010

(3)	Notes to Unaudited Pro Forma Consolidated Financial Statements as of and for the Year Ended December 31, 2009 and Nine Months Ended September 30, 2010

Audited Financial Statements for the Los Angeles Properties

(1)	Report of Independent Registered Public Accounting Firm

(2)	Combined Statement of Revenue and Certain Operating Expenses for the Year Ended December 31, 2009 and Nine Months Ended September 30, 2010 (unaudited)

(3)	Notes to Combined Statement of Revenue and Certain Operating Expenses for the Year Ended December 31, 2009 and Nine Months Ended September 30, 2010 (unaudited)

Unaudited Pro Forma Financial Information for the Los Angeles Properties

(1)	Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2010

(2)	Unaudited Pro Forma Consolidated Statements of Operations for the Year Ended December 31, 2009 and Nine Months Ended September 30, 2010

(3)	Notes to Unaudited Pro Forma Consolidated Financial Statements as of and for the Year Ended December 31, 2009 and Nine Months Ended September 30, 2010

Audited Financial Statements for USA Self Storage I, DST

(1)	Report of Independent Registered Public Accounting Firm

(2)	Consolidated Statements of Revenue and Certain Operating Expenses for the Years Ended December 31, 2010, 2009 and 2008

(3)	Notes to Consolidated Statements of Revenue and Certain Operating Expenses for the Year Ended December 31, 2010, 2009 and 2008

Unaudited Pro Forma Financial Information for USA Self Storage I, DST

(1)	Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2010

(2)	Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2010

(3)	Notes to Unaudited Pro Forma Consolidated Financial Statements as of and for the Year Ended December 31, 2010

Audited Financial Statements for the B&B Portfolio

(1)	Report of Independent Registered Public Accounting Firm

(2)	Combined Statements of Revenue and Certain Operating Expenses for the Year Ended December 31, 2010 and Period from January 1, 2011 through June 9, 2011 (unaudited)

(3)	Notes to Combined Statements of Revenue and Certain Operating Expenses for the Year Ended December 31, 2010 and Period from January 1, 2011 through June 9, 2011 (unaudited)

Unaudited Pro Forma Financial Information for the B&B Portfolio

(1)	Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2010 and Six Months Ended June 30, 2011

(2)	Notes to Unaudited Pro Forma Consolidated Statements of Operations for the Year Ended December 31, 2010 and Six Months Ended June 30, 2011

(b) Exhibits:

Exhibit No.	Description
1.1	Dealer Manager Agreement and Participating Dealer Agreement, incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on September 16, 2011, Commission File No. 000-53644

3.1	Second Articles of Amendment and Restatement of Strategic Storage Trust, Inc., incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K, filed on June 21, 2011, Commission File No. 000-53644

3.2	Bylaws of Strategic Storage Trust, Inc., incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on March 7, 2008, Commission File No. 333-146959

4.1	Form of Subscription Agreement and Subscription Agreement Signature Page (included as Appendix A to prospectus), incorporated by reference to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on August 17, 2011, Commission File No. 333-168905

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC as to legality of securities, incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on August 17, 2011, Commission File No. 333-168905

8.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC as to tax matters, incorporated by reference to Exhibit 8.1 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on August 17, 2011, Commission File No. 333-168905

10.1	First Amended and Restated Limited Partnership Agreement of Strategic Storage Operating Partnership, L.P., incorporated by reference to Exhibit 10.1 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, filed on April 29, 2008, Commission File No. 333-146959

10.2	Advisory Agreement, incorporated by reference to Exhibit 10.2 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, filed on April 29, 2008, Commission File No. 333-146959

10.3	Amendment to Advisory Agreement, incorporated by reference to Exhibit 10.20 to the Company’s Form 10-K, filed on March 30, 2009, Commission File No. 333-146959

10.4	Employee and Director Long-Term Incentive Plan of Strategic Storage Trust, Inc., incorporated by reference to Exhibit 10.4 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on March 7, 2008, Commission File No. 333-146959

10.5	Strategic Storage Trust, Inc. Distribution Reinvestment Plan (included as Appendix B to prospectus), incorporated by reference to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on August 17, 2011, Commission File No. 333-168905

10.6	Agreement and Plan of Merger by and among Strategic Storage Trust, Inc., SS REIT I Acquisition, Inc. and Self Storage REIT, Inc., incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on July 7, 2009, Commission File No. 000-53644

Exhibit No.	Description

10.7	Agreement and Plan of Merger by and among Strategic Storage Trust, Inc., SS REIT II Acquisition, Inc. and Self Storage REIT II, Inc., incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, filed on July 7, 2009, Commission File No. 000-53644

10.8	Form of Amended and Restated Advisory Agreement, incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-11, filed on August 17, 2010, Commission File No. 333-168905

10.9	Collateral Loan Agreement by and among The Prudential Life Insurance Company of America and Eleven Special-Purpose Entities dated August 25, 2010, incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on August 31, 2010, Commission File No. 000-53644

10.10	Form of Promissory Note, incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, filed on August 31, 2010, Commission File No. 000-53644

10.11	Form of Mortgage or Deed of Trust and Security Agreement, incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K, filed on August 31, 2010, Commission File No. 000-53644

10.12	Form of Assignment of Leases and Rents, incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K, filed on August 31, 2010, Commission File No. 000-53644

10.13	Form of Supplemental Guaranty, incorporated by reference to Exhibit 10.5 to the Company’s Form 8-K, filed on August 31, 2010, Commission File No. 000-53644

10.14	Form of Recourse Liabilities Guaranty, incorporated by reference to Exhibit 10.6 to the Company’s Form 8-K, filed on August 31, 2010, Commission File No. 000-53644

10.15	Promissory Note in favor of The Citigroup Global Markets Realty Corp. dated January 28, 2011 (“Citi Loan”), incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on February 3, 2011, Commission File No. 000-53644

10.16	Loan Agreement for Citi Loan, incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, filed on February 3, 2011, Commission File No. 000-53644

10.17	Limited Recourse Guaranty for Citi Loan, incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K, filed on February 3, 2011, Commission File No. 000-53644

10.18	Loan Agreement between EP Rhino, DST and Bank of America, N.A. dated November 1, 2005 (“Bank of America Loan”), incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on February 7, 2011, Commission File No. 000-53644

10.19	Promissory Note for Bank of America Loan, incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, filed on February 7, 2011, Commission File No. 000-53644

10.20	Amendment No. 1 to First Amended and Restated Limited Partnership Agreement of Strategic Storage Operating Partnership, L.P., incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on March 31, 2011, Commission File No. 000-53644

10.21	Purchase and Sale Agreement Related to B&B Portfolio dated March 25, 2011, incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, filed on March 31, 2011, Commission File No. 000-53644

10.22	Loan Agreement by and among ING Life Insurance and Annuity Company, 11 Special-Purpose Entities, and Strategic Storage Trust, Inc. dated June 10, 2011 (“ING Loan”), incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on June 14, 2011, Commission File No. 000-53644

10.23	Form of Mortgage, Deed of Trust or Deed to Secure Debt for ING Loan, incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, filed on June 14, 2011, Commission File No. 000-53644

Exhibit No.	Description

10.24	Form of Security Agreement for ING Loan, incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K, filed on June 14, 2011, Commission File No. 000-53644

10.25	Form of Promissory Note for ING Loan, incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K, filed on June 14, 2011, Commission File No. 000-53644

10.26	Form of Assignment of Leases and Rents for ING Loan, incorporated by reference to Exhibit 10.5 to the Company’s Form 8-K, filed on June 14, 2011, Commission File No. 000-53644

10.27	Form of Guaranty of Affiliate Loans for ING Loan, incorporated by reference to Exhibit 10.6 to the Company’s Form 8-K, filed on June 14, 2011, Commission File No. 000-53644

10.28	Form of Limited Guaranty for ING Loan, incorporated by reference to Exhibit 10.7 to the Company’s Form 8-K, filed on June 14, 2011, Commission File No. 000-53644

10.29	Credit Agreement dated as of July 1, 2011 for the KeyBank Credit Facility, incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on July 8, 2011, Commission File No. 000-53644

10.30	Note for the KeyBank Credit Facility, incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, filed on July 8, 2011, Commission File No. 000-53644

10.31	Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Fixture Filing for the La Cienega-LA Property for the KeyBank Credit Facility, incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K, filed on July 8, 2011, Commission File No. 000-53644

10.32	Collateral Assignment of Leases and Rents for the La Cienega-LA Property for the KeyBank Credit Facility, incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K, filed on July 8, 2011, Commission File No. 000-53644

10.33	Collateral Assignment of Management Contract for the La Cienega-LA Property for the KeyBank Credit Facility, incorporated by reference to Exhibit 10.5 to the Company’s Form 8-K, filed on July 8, 2011, Commission File No. 000-53644

10.34	Collateral Assignment and Security Agreement in Respect of Contracts, Licenses and Permits for the La Cienega-LA Property for the KeyBank Credit Facility, incorporated by reference to Exhibit 10.6 to the Company’s Form 8-K, filed on July 8, 2011, Commission File No. 000-53644

10.35	Guaranty for the KeyBank Credit Facility, incorporated by reference to Exhibit 10.7 to the Company’s Form 8-K, filed on July 8, 2011, Commission File No. 000-53644

10.36	Pledge and Security Agreement for the KeyBank Credit Facility, incorporated by reference to Exhibit 10.8 to the Company’s Form 8-K, filed on July 8, 2011, Commission File No. 000-53644

10.37	Purchase and Sale Agreement for the Homeland Portfolio, incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on September 13, 2011, Commission File No. 000-53644

21.1	Subsidiaries of Strategic Storage Trust, Inc., incorporated by reference to Exhibit 21.1 to Post- Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11, filed on October 14, 2009, Commission File No. 333-146959

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1)

23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC with respect to tax opinion (included in Exhibit 8.1)

23.3*	Consent of Reznick Group, P.C., Independent Registered Public Accounting Firm

24.1	Power of Attorney, incorporated by reference to Exhibit 24.1 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on August 17, 2011, Commission File No. 333-168905

*	Filed herewith.

Item 37.	Undertakings

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Registrant undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) For the purpose of determining liability of the Registrant under the Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(e) The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with our advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to our advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by our advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(g) The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ladera Ranch, State of California, on the 22nd day of September, 2011.

STRATEGIC STORAGE TRUST, INC.

By:	/s/ H. Michael Schwartz
H. Michael Schwartz
Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ H. Michael Schwartz H. Michael Schwartz	Chief Executive Officer, President and Director (Principal Executive Officer)	September 22, 2011

/s/ Michael S. McClure Michael S. McClure	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	September 22, 2011

/s/ Harold “Skip” Perry Harold “Skip” Perry*	Independent Director	September 22, 2011

/s/ Timothy S. Morris Timothy S. Morris*	Independent Director	September 22, 2011

* By Michael S. McClure, as Attorney-in-fact, pursuant to Power of Attorney dated June 16, 2010 and included as Exhibit 24.1.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Dealer Manager Agreement and Participating Dealer Agreement, incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on September 16, 2011, Commission File No. 000-53644

3.1	Second Articles of Amendment and Restatement of Strategic Storage Trust, Inc., incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K, filed on June 21, 2011, Commission File No. 000-53644

3.2	Bylaws of Strategic Storage Trust, Inc., incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on March 7, 2008, Commission File No. 333-146959

4.1	Form of Subscription Agreement and Subscription Agreement Signature Page (included as Appendix A to prospectus), incorporated by reference to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on August 17, 2011, Commission File No. 333-168905

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC as to legality of securities, incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on August 17, 2011, Commission File No. 333-168905

8.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC as to tax matters, incorporated by reference to Exhibit 8.1 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on August 17, 2011, Commission File No. 333-168905

10.1	First Amended and Restated Limited Partnership Agreement of Strategic Storage Operating Partnership, L.P., incorporated by reference to Exhibit 10.1 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, filed on April 29, 2008, Commission File No. 333-146959

10.2	Advisory Agreement, incorporated by reference to Exhibit 10.2 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, filed on April 29, 2008, Commission File No. 333-146959

10.3	Amendment to Advisory Agreement, incorporated by reference to Exhibit 10.20 to the Company’s Form 10-K, filed on March 30, 2009, Commission File No. 333-146959

10.4	Employee and Director Long-Term Incentive Plan of Strategic Storage Trust, Inc., incorporated by reference to Exhibit 10.4 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on March 7, 2008, Commission File No. 333-146959

10.5	Strategic Storage Trust, Inc. Distribution Reinvestment Plan (included as Appendix B to prospectus), incorporated by reference to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on August 17, 2011, Commission File No. 333-168905

10.6	Agreement and Plan of Merger by and among Strategic Storage Trust, Inc., SS REIT I Acquisition, Inc. and Self Storage REIT, Inc., incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on July 7, 2009, Commission File No. 000-53644

10.7	Agreement and Plan of Merger by and among Strategic Storage Trust, Inc., SS REIT II Acquisition, Inc. and Self Storage REIT II, Inc., incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, filed on July 7, 2009, Commission File No. 000-53644

10.8	Form of Amended and Restated Advisory Agreement, incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-11, filed on August 17, 2010, Commission File No. 333-168905

10.9	Collateral Loan Agreement by and among The Prudential Life Insurance Company of America and Eleven Special-Purpose Entities dated August 25, 2010, incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on August 31, 2010, Commission File No. 000-53644

10.10	Form of Promissory Note, incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, filed on August 31, 2010, Commission File No. 000-53644

10.11	Form of Mortgage or Deed of Trust and Security Agreement, incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K, filed on August 31, 2010, Commission File No. 000-53644

10.12	Form of Assignment of Leases and Rents, incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K, filed on August 31, 2010, Commission File No. 000-53644

Exhibit No.	Description

10.13	Form of Supplemental Guaranty, incorporated by reference to Exhibit 10.5 to the Company’s Form 8-K, filed on August 31, 2010, Commission File No. 000-53644

10.14	Form of Recourse Liabilities Guaranty, incorporated by reference to Exhibit 10.6 to the Company’s Form 8-K, filed on August 31, 2010, Commission File No. 000-53644

10.15	Promissory Note in favor of The Citigroup Global Markets Realty Corp. dated January 28, 2011 (“Citi Loan”), incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on February 3, 2011, Commission File No. 000-53644

10.16	Loan Agreement for Citi Loan, incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, filed on February 3, 2011, Commission File No. 000-53644

10.17	Limited Recourse Guaranty for Citi Loan, incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K, filed on February 3, 2011, Commission File No. 000-53644

10.18	Loan Agreement between EP Rhino, DST and Bank of America, N.A. dated November 1, 2005 (“Bank of America Loan”), incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on February 7, 2011, Commission File No. 000-53644

10.19	Promissory Note for Bank of America Loan, incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, filed on February 7, 2011, Commission File No. 000-53644

10.20	Amendment No. 1 to First Amended and Restated Limited Partnership Agreement of Strategic Storage Operating Partnership, L.P., incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on March 31, 2011, Commission File No. 000-53644

10.21	Purchase and Sale Agreement Related to B&B Portfolio dated March 25, 2011, incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, filed on March 31, 2011, Commission File No. 000-53644

10.22	Loan Agreement by and among ING Life Insurance and Annuity Company, 11 Special-Purpose Entities, and Strategic Storage Trust, Inc. dated June 10, 2011 (“ING Loan”), incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on June 14, 2011, Commission File No. 000-53644

10.23	Form of Mortgage, Deed of Trust or Deed to Secure Debt for ING Loan, incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, filed on June 14, 2011, Commission File No. 000-53644

10.24	Form of Security Agreement for ING Loan, incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K, filed on June 14, 2011, Commission File No. 000-53644

10.25	Form of Promissory Note for ING Loan, incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K, filed on June 14, 2011, Commission File No. 000-53644

10.26	Form of Assignment of Leases and Rents for ING Loan, incorporated by reference to Exhibit 10.5 to the Company’s Form 8-K, filed on June 14, 2011, Commission File No. 000-53644

10.27	Form of Guaranty of Affiliate Loans for ING Loan, incorporated by reference to Exhibit 10.6 to the Company’s Form 8-K, filed on June 14, 2011, Commission File No. 000-53644

10.28	Form of Limited Guaranty for ING Loan, incorporated by reference to Exhibit 10.7 to the Company’s Form 8-K, filed on June 14, 2011, Commission File No. 000-53644

10.29	Credit Agreement dated as of July 1, 2011 for the KeyBank Credit Facility, incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on July 8, 2011, Commission File No. 000-53644

10.30	Note for the KeyBank Credit Facility, incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, filed on July 8, 2011, Commission File No. 000-53644

Exhibit No.	Description

10.31	Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Fixture Filing for the La Cienega-LA Property for the KeyBank Credit Facility, incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K, filed on July 8, 2011, Commission File No. 000-53644

10.32	Collateral Assignment of Leases and Rents for the La Cienega-LA Property for the KeyBank Credit Facility, incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K, filed on July 8, 2011, Commission File No. 000-53644

10.33	Collateral Assignment of Management Contract for the La Cienega-LA Property for the KeyBank Credit Facility, incorporated by reference to Exhibit 10.5 to the Company’s Form 8-K, filed on July 8, 2011, Commission File No. 000-53644

10.34	Collateral Assignment and Security Agreement in Respect of Contracts, Licenses and Permits for the La Cienega-LA Property for the KeyBank Credit Facility, incorporated by reference to Exhibit 10.6 to the Company’s Form 8-K, filed on July 8, 2011, Commission File No. 000-53644

10.35	Guaranty for the KeyBank Credit Facility, incorporated by reference to Exhibit 10.7 to the Company’s Form 8-K, filed on July 8, 2011, Commission File No. 000-53644

10.36	Pledge and Security Agreement for the KeyBank Credit Facility, incorporated by reference to Exhibit 10.8 to the Company’s Form 8-K, filed on July 8, 2011, Commission File No. 000-53644

10.37	Purchase and Sale Agreement for the Homeland Portfolio, incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on September 13, 2011, Commission File No. 000-53644

21.1	Subsidiaries of Strategic Storage Trust, Inc., incorporated by reference to Exhibit 21.1 to Post- Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11, filed on October 14, 2009, Commission File No. 333-146959

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1)

23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC with respect to tax opinion (included in Exhibit 8.1)

23.3*	Consent of Reznick Group, P.C., Independent Registered Public Accounting Firm

24.1	Power of Attorney, incorporated by reference to Exhibit 24.1 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on August 17, 2011, Commission File No. 333-168905

*	Filed herewith.